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                                                            EXHIBIT 10(n)



                              BOATMEN'S BANCSHARES, INC.
                           1992 ANNUAL INCENTIVE BONUS PLAN


1.   Purpose
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     The purpose of the 1992 Annual Incentive Bonus Plan (the "Plan") of
Boatmen's Bancshares, Inc. (the "Corporation") is to provide a means by which the Corporation and its subsidiaries shall be able to attract and retain key employees of exceptional ability, to provide such individuals with added incentives to make a maximum contribution of their efforts, initiative and skill toward the goal of greater profitability and to be competitive with other companies as to executive compensation.

2.   Administration
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     The Plan shall be administered by the Compensation Committee (the
"Committee") of the Board of Directors of the Corporation (the "Board"). Subject to the express provisions of the Plan, the Committee shall have complete authority to determine the individuals who shall be participants in the Plan, to determine the amount, if any, of the bonuses to be awarded to such participants, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to the conduct of the Committee's affairs and to make all other determinations necessary or advisable for the administration of the Plan. All determinations by the Committee shall be conclusive.

3.   Eligibility
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     Bonuses may be awarded only to designated participants in the Plan
("Participants") who, at the time of such designation, shall be key employees of the Corporation or its subsidiaries, including but not limited to officers, whether or not they are directors of the Corporation or its subsidiaries. The Committee shall designate Participants for each calendar year beginning with 1992 (each a "Performance Period") and such Participants may, but need not, be the same as those who were designated in any preceding year.


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4.   Awards
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     Not later than March 31, 1992, and thereafter during each Performance
Period but not later than March 31 of such Performance Period, the Committee shall meet to designate Participants, if any, for such Performance Period.
At each such meeting which occurs after the first Performance Period and at a meeting to be held during the year following the last Performance Period but not later than March 31 of such year, the Committee shall also award bonuses, if any, with respect to the prior Performance Period to some or all of the Participants (including those who have retired, died or become disabled) designated for such prior Performance Period. Both the designation of Participants and the award of bonuses shall be at the sole discretion of the Committee, provided that the award of any bonuses shall be based upon guidelines adopted by the Committee, setting forth maximum awards. In applying the guidelines, however, the Committee may take into consideration any special circumstances with respect to any and all Participants.

5.   Mode of Payment of Award
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     The Committee shall award each bonus in cash.  Payment shall be made as soon as practicable after award.

6.   No Contractual Right to Award
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     No Participant shall have any claim to be awarded or to receive any bonus and no director, member of the Committee, officer, employee, or other person shall have authority to enter into any agreement with any person for the award or payment of any incentive compensation hereunder or to make any representation or warranty with respect thereto.

7.   No Guaranty of Employment
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     Nothing in the Plan shall be deemed to create any limitation or restriction on such rights as the Corporation and its subsidiaries otherwise would have to terminate the employment of any person at any time for any reason.

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8.   Amendment or Termination
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     The Plan shall be in effect with respect to consecutive Performance
Periods until terminated. The Board may terminate the Plan and the Committee may make such modifications of the Plan as it may deem advisable.

9.   Effective Date of Plan
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     The Plan shall be effective as of January 1, 1992, as amended on January
30, 1996 and February 8, 1996.

10.  Change in Control
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     Anything in Section 4 or elsewhere in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Corporation, as defined below, during any Performance Period, the Committee may, prior to the Change in Control, award and pay bonuses for that Performance Period.
"Change in Control" of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
        (i) Any individual, corporation (other than the Corporation), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Corporation possessing twenty percent (20%) or more of the voting power for the election of directors of the Corporation;
       (ii) There shall be consummated any consolidation, merger, or other business combination involving the Corporation or the securities of the Corporation in which holders of voting securities of the Corporation immediately prior to such consummation own, as a group, immediately after such consummation, voting

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              securities of the Corporation (or, if the Corporation does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Corporation (or such other surviving corporation);
      (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director of the Corporation was approved by a vote of at least two-thirds (2/3) of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period; or
       (iv) There shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation (on a consolidated basis) to a party which is not controlled by or under common control with the Corporation.


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